Exhibit 4.6


                    REAFFIRMATION AND RATIFICATION AGREEMENT

                                  July 20, 2005

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to the (a) Subsidiary Guaranty dated as of June 30, 2004 made by GreenMan Technologies of Minnesota, Inc., a Minnesota corporation ("GreenMan Minnesota"), GreenMan Technologies of Georgia, Inc., a Georgia corporation ("GreenMan Georgia"), GreenMan Technologies of Iowa, Inc., an Iowa corporation ("GreenMan Iowa"), GreenMan Technologies of Tennessee, Inc., a Tennessee corporation ("GreenMan Tennessee"), GreenMan Technologies of Wisconsin, Inc., a Wisconsin corporation ("GreenMan Wisconsin") and GreenMan Technologies of Wisconsin, Inc., a California corporation ("GreenMan California") in favor of Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus") (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), (b) Master Security Agreement dated as of June 30, 2004 made by GreenMan Technologies, Inc., a Delaware corporation (the "Company"), GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California in favor of Laurus (as amended, modified or supplemented from time to time, the "Master Security Agreement") and (c) Stock Pledge Agreement dated as of June 30, 2004 made by the Company, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California in favor of Laurus (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement") (the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement, collectively, the "Existing Security and Guaranty Agreements").

      To induce Laurus to provide additional financial accommodations to the Company evidenced by (i) that certain Secured Convertible Term Note, dated the date hereof, made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the "2005 Laurus Term Note"), (ii) the Purchase Agreement referred to in the 2005 Laurus Term Note (as amended, modified or supplemented from time to time, the "2005 Laurus Purchase Agreement"), (iii) the Related Agreements referred to in, and defined in, the 2005 Laurus Purchase Agreement (the agreements set forth in the preceding clauses (i) through (iii), inclusive, collectively, the "2005 Laurus Agreements"), each of the Company, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California hereby:

      (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of each of the 2005 Laurus Agreements and the documents, instruments and agreements entered into in connection therewith;

      (b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California under each of the 2005 Laurus Agreements are
(i) "Obligations" under, and as defined in the Subsidiary Guaranty, (ii) "Obligations" under, and as defined in, the Master Security Agreement and (iii) "Indebtedness" under, and as defined in, the Stock Pledge Agreement;

      (c) acknowledges, ratifies and confirms that each of the 2005 Laurus Agreements are "Documents" under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement;

      (d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the 2005 Laurus Agreements;

      (e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Existing Security and Guaranty Agreement; and

      (f) acknowledges, ratifies and confirms the grant by each of the Company, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Company, GreenMan Minnesota, GreenMan Georgia, GreenMan Iowa, GreenMan Tennessee, GreenMan Wisconsin and GreenMan California, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements.

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

 This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                    Very truly yours,

                                    GREENMAN TECHNOLOGIES, INC.


                                    By:    /s/ Robert H. Davis
                                    Name:  Robert H. Davis
                                    Title: President / CEO
                                    Address: 7 Kimball Lane
                                             Lynnfield, MA 01940


                                    GREENMAN TECHNOLOGIES OF MINNESOTA, INC.


                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: 12498 Wyoming Ave. South
                                             Savage, MN 55378


                                    GREENMAN TECHNOLOGIES OF GEORGIA, INC.


                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: 138 Sherrel Ave.
                                             Jackson, GA 30233


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

                                    GREENMAN TECHNOLOGIES OF IOWA, INC.


                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: 1914 E. Euclid
                                             Des Moines, IA 53013

                                    GREENMAN TECHNOLOGIES OF TENNESSEE, INC.

                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: 190 Parthenon Blvd.
                                             LaVergne, TN 37086

                                    GREENMAN TECHNOLOGIES OF WISCONSIN, INC.

                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: P.O. Box 913
                                             West Bend, WI 53095-0913


                                    GREENMAN TECHNOLOGIES OF CALIFORNIA, INC.


                                    By:    /s/ Charles E. Coppa
                                    Name:  Charles E. Coppa
                                    Title: Treasurer
                                    Address: 1501 W. Gladstone Ave.
                                             Azusa, CA 91702


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

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:___________________________
   Name:
   Title:


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